                                  PRELIMINARY

                            SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of
                      the Securities Exchange Act of 1934

Check the appropriate box:
/ /  Preliminary Information Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
/X/  Definitive Information Statement

                       K-111 Communications Corporation
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                 (Name of Registrant As Specified In Its Charter)

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/ /  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (5) Total fee paid:

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/ /  Fee paid previously with preliminary materials.

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previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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
                                  PRELIMINARY

                                     K-III
                                COMMUNICATIONS
                                 CORPORATION

WILLIAM F. REILLY                                              745 FIFTH AVENUE
CHAIRMAN AND CHIEF EXECUTIVE OFFICER                         NEW YORK, NY 10151

                                                                October 27, 1997

Dear Stockholder:


     I am pleased to inform you that effective November 18, 1997, the name of the corporation will be officially changed to PRIMEDIA Inc. On the same date, the company's New York Stock Exchange ticker symbol will be changed to
"PRM" from "KCC".   As you know, over the last year, the company has been
completing the transition from a development company to a focused media company with leading brands in the specialty media, education and information fields. PRIMEDIA states our strategy in one word: focusing on prime positioning in selected media.

     The name PRIMEDIA acknowledges our company as the authoritative source for specialized information.

     The following Information Statement is provided to you in accordance with federal and state law. You are not required to take any actions.

                                       Sincerely,

                                       /s/William F Reily
                                       ---------------------------


                      Information Statement

     The purpose of this Information Statement is to inform you, a stockholder of K-III Communications Corporation (the "Company"), that effective November 18, 1997, the Certificate of Incorporation of the Company will be amended to change the name of the Company to "PRIMEDIA Inc." The amendment was approved by the Board of Directors on September 6, 1997 and by written consent dated October 17, 1997 by stockholders holding Shares of the Company's Common Stock $.01 par value per Share (the "Shares") representing over 80% of the Shares outstanding and entitled to vote on the amendment of the Certificate of Incorporation. On October 17, 1997, there were 129,458,030 authorized and outstanding Shares.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     Pursuant to Section 228 of the Delaware General Corporation Law, no meeting of shareholders need be held to authorize the amendment so long as it is approved by stockholders holding Shares representing more than 50% of the Shares outstanding and entitled to vote or consent and notice of such action is given to the other stockholders of the taking of such action.

     This Information Statement is being delivered to all holders of Shares on October 17, 1997.

Why PRIMEDIA?

The Company's well-known media brands are the prime sources of authoritative information in more than 200 specialty niches. In fact, the Company holds the #1 or #2 position in more than 80% of these niche markets and commands an average market share of 59%. Some of its best known brands are Seventeen, Weekly Reader, Channel One, New York Magazine, Ward's and Soap Opera Digest. The collective power of these brands is an important component of the Company's strategy.

PRIMEDIA communicates the Company's strategy in just one word, a word that is also its name. It reflects the "prime" positioning the Company has in specialized "media" niches.

           SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                           AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of shares as of October 1, 1997 by (i) each beneficial owner of more than five percent of the Company's outstanding shares (ii) each of the Company's directors, (iii) each of the Company's four executive officers highest paid executive officers and (iv) all directors and executive officers of the Company as a group.

                                         Number of
                                     Shares Beneficially
     Name                                Owned(1)(2)             Percentage
     ----                            --------------------        ----------
KKR Associates (3)
 9 West 57th Street
 New York, New York 10019..........       106,886,265                82.6%
William F. Reilly (2)(4)...........         4,591,653                 3.5
Charles G. McCurdy (2)(5)..........         2,366,612                 1.8
Beverly C. Chell (2)...............         2,036,357                 1.6
Jack L. Farnsworth (2).............           240,300                  *
Henry R. Kravis (3)................             --                     --
Meyer Feldberg.....................             6,250                  *
Perry Golkin (3)...................             3,000                  *
George R. Roberts (3)..............             --                     --
Michael T. Tokarz (3)..............             5,000                  *
All directors and executive
 officers as a group (12 persons)..         9,742,592                 7.1


--------------------
(1) For purposes of this table, a person or group is deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person.

(2) Of the shares shown as owned, 3,042,960, 1,949,798, 1,622,484 and 266,800 shares, respectively, for Messrs. Reilly and McCurdy, Ms. Chell and Mr. Farnsworth are in fact represented by Options which were either exercisable on October 1, 1997 or become exercisable within 60 days thereafter.

(3) Shares shown as owned by KKR Associates are owned of record by MA Associates, L.P., FP Associates, L.P., Magazine Associates,
    L.P., Publishing Associates, L.P., Channel One Associates, L.P. and KKR Partners II, L.P., of which KKR Associates is the sole general partner and as to which it possessed sole voting and investment power. Messrs, Kravis, Roberts, Tokarz and Golkin (directors of K-III) and Robert I. MacDonnell, Paul E. Raether, Michael W. Michelson, James H. Greene, Edward A. Gilhuly, Clifton S. Robbins and Scott M. Stuart, as the general partners of KKR Associates, may be deemed to share beneficial ownership of the shares shown as beneficially owned by KKR Associates. Such persons disclaim beneficial ownership of such shares.

(4) Disclaims beneficial ownership of 200,000 of such shares.

(5) Disclaims beneficial ownership of 160,000 of such shares.

(6) Information is not included for the late Harry A. McQuillan, who was one of the Company's five highest paid executive officers in 1996. It is believed that Mr. McQuillan's estate sold all of his Shares in September 1997.

*   Less than one percent.










                                Other Matters
                                -------------

The Company has retained D.F. King to assist in the providing of this Information Statement to the Company's stockholders.


                                             Beverly C. Chell
                                             Vice Chairman and Secretary

October 27, 1997